UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2008

TYCO ELECTRONICS LTD.
(Exact Name of Registrant as Specified in its Charter)

Bermuda	98-0518048
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

001-33260
(Commission File Number)

Second Floor, 96 Pitts Bay Road
Pembroke, HM 08, Bermuda
(Address of Principal Executive Offices, including Zip Code)

441-294-0607
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Tyco Electronics Ltd. (the “Company”) today announced that the Company has entered into a definitive agreement to sell its Radio Frequency Components and Subsystem business to Cobham Defense Electronic Systems Corporation, a subsidiary of Cobham plc, for $425 million in cash.  The transaction is expected to close by the end of calendar year 2008, and completion of the transaction is subject to customary closing conditions for similar transactions, including receipt of regulatory approvals.  The Company announced earlier this year its intent to sell its Radio Frequency Components and Subsystem business. This business, which formerly was part of Tyco Electronics’ Wireless Systems segment, is classified as a discontinued operation and the results of the business are reported accordingly.  A copy of the press release announcing the entry into the definitive agreement is attached hereto as Exhibit 99.1 and incorporated by reference in this Item 1.01.

Item 9.01 Financial Statements and Exhibits.

                (d)  Exhibits

Exhibit No.	Description

99.1	Press release issued May 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TYCO ELECTRONICS LTD. (Registrant)

	By:	/s/ Robert A. Scott
Robert A. Scott Executive Vice President and General Counsel
Date: May 13, 2008